Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS ANNOUNCES EXPANSION OF STOCK REPURCHASE PROGRAM

SCOTTSDALE, AZ, October 30, 2018 – Benchmark Electronics, Inc. (NYSE: BHE) today announced that its Board of Directors has granted the company authority to repurchase an additional $100 million in common stock.  Previously, on March 7, 2018, the Board had expanded an existing share repurchase program by $250 million.  Net of shares repurchased to date, the total remaining authorization outstanding is approximately $262 million.

About Benchmark Electronics, Inc.

Benchmark is a worldwide provider of innovative product design, engineering services, technology solutions and advanced manufacturing services.  From initial product concept to volume production, including direct order fulfillment and aftermarket services, Benchmark has been providing integrated services and solutions to original equipment manufacturers since 1979.  Today, Benchmark proudly serves the following industries: aerospace and defense, medical technologies, complex industrials, test and instrumentation, next-generation telecommunications and high-end computing.  Benchmark’s global operations network includes facilities in eight countries and common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

623-300-7052 or lisa.weeks@bench.com

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